AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1998.

                                                      REGISTRATION NO. 333-50751
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CAL DIVE INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                          1389
               MINNESOTA                                  1311                                  95-3409686
     (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 618-0400

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)

                                ANDREW C. BECHER
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          CAL DIVE INTERNATIONAL, INC.
                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 618-0400

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

           ARTHUR H. ROGERS                         RICHARD M. RUSSO                      T. MARK KELLY
      FULBRIGHT & JAWORSKI L.L.P.              GIBSON, DUNN & CRUTCHER LLP            VINSON & ELKINS L.L.P.
   1301 MCKINNEY STREET, SUITE 5100        1801 CALIFORNIA STREET, SUITE 4100         2300 FIRST CITY TOWER
         HOUSTON, TEXAS 77010                    DENVER, COLORADO 80202                 1001 FANNIN STREET
            (713) 651-5151                           (303) 298-5700                    HOUSTON, TEXAS 77002
                                                                                          (713) 758-2222

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC. As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses of the Registrant in connection with the offering described in the Registration Statement. All of the amounts shown are estimates except the SEC registration fee and the NASD filing fee.

SEC Filing Fee.......................  $   28,100
NASD Filing Fee......................      11,000
Legal Fees and Expenses..............     120,000
Accounting Fees and Expenses.........      40,000
Printing Expenses....................     120,000
Blue Sky Fees and Expenses...........       1,500
Miscellaneous Expenses...............       9,400
                                       ----------
     Total...........................  $  330,000(1)
                                       ==========

------------

(1) All of the issuance and distribution expenses will be borne by the Registrant.

14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Minnesota Statutes Section 302A.521 provides that a corporation organized under Minnesota law shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceedings if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such rights of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Reference is made to the Underwriting Agreement filed as Exhibit 1 to this Registration Statement for a description of indemnification arrangements related to this Offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

15.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the last three years, the Company has sold the following securities that were not registered under the Act.

     1. From November 1995 through May 1996, pursuant to the provisions of the 1995 Long Term Incentive Plan, as amended, the Company granted options to purchase an aggregate of 476,500 shares of Common Stock at an exercise price of $4.50 per share to certain employees, including officers and directors.

     2. In April 1997, the Company granted options to employees to purchase an aggregate of 435,000 shares at an exercise price of $9.50 per share.

     3. On April 11, 1997, the Company issued an aggregate of 528,541 shares of Common Stock to Coflexip at a per share price equal to $9.46 per share in consideration for the purchase of certain assets valued at an aggregate of $5 million and in entering into a Business Cooperation Agreement pursuant to which the Company and Coflexip intend to form a joint venture for combined services on Gulf of Mexico projects.

     4. Since April 1997, the Company granted options to employees to purchase an aggregate of 220,000 shares at exercise prices ranging from $9.50 to $37.125.

     5. Since the Company's initial public offering, 20,000 shares have been issued pursuant to the exercise of employee stock options.

     No underwriting commissions or discounts were paid with respect to the sales of unregistered securities described herein.

     Except as otherwise noted, all of the above sales were made in reliance on
Section 4(2) of the Act for transactions not involving a public offering. With regard to the reliance by the Company upon such exemption for registration, certain inquiries were made by the Company to establish that such sales qualified for such exemption from the registration requirements. In particular, the Company confirmed that (i) each purchaser provided the Company with written assurance of investment intent, and the certificates for the shares sold accordingly bear restrictive legends and (ii) sales were made a limited number of persons.

16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS

        EXHIBIT
         NUMBER                       DESCRIPTION
----------------------------------------------------------------
           1.1(1)    -- Form of Underwriting Agreement
           3.1       -- Amended and Restated Articles of
                        Incorporation of Registrant,
                        incorporated by reference to Exhibits
                        3.1 to the Form S-1 Registration
                        Statement filed by the Registrant (Reg.
                        No. 333-26357).
           3.2       -- Bylaws of Registrant, incorporated by
                        reference to Exhibit 3.2 to the Form S-1
                        Registration Statement filed by the
                        Registrant (Reg. No. 333-26357).
           4.1       -- Amended and Restated Loan and Security
                        Agreement by and among the Company, ERT
                        and Fleet Capital Corporation (f/n/a
                        Shawmut Capital Corporation) dated as of May 23, 1995 incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement filed by the Registrant (Reg. No. 333-26357).
           4.2       -- Amendment No. 5 to Loan incorporated by
                        reference to Exhibit 4.2 to the Form S-1
                        Registration Statement filed by the
                        Registrant (Reg. No. 333-26357).
           4.3       -- Form of Common Stock certificate,
                        incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement filed by the Registrant (Reg. No. 333-26357).

           4.4       -- Shareholders Agreement by and among the
                        Company, First Reserve Secured Energy
                        Asset Fund, First Reserve Fund V, First
                        Reserve Fund V-2, First Reserve Fund
                        (collectively the "Selling
                        Shareholders"), Messrs. Reuhl, Kratz,
                        Nelson and other shareholders of the
                        Company incorporated by reference to
                        Exhibit 4.4 to the Form S-1 Registration
                        Statement filed by the Registrant (Reg.
                        No. 333-26357).
           4.5       -- Registration Rights Agreement by and
                        between the Company, the Selling
                        Shareholders, Messrs. Reuhl, Kratz,
                        Nelson and other shareholders of the
                        Company incorporated by reference to
                        Exhibit 4.5 to the Form S-1 Registration
                        Statement filed by the Registrant (Reg.
                        No. 333-26357).
           4.6       -- Registration Rights Agreement by and
                        between the Company and Coflexip in-
                        corporated by reference to Exhibit 4.6
                        to the Form S-1 Registration Statement
                        filed by the Registrant (Reg. No.
                        333-26357).
           4.7       -- First Amended and Restated 1995
                        Registration Rights Agreement dated as
                        of April 11, 1997, among the Company,
                        First Reserve Secured Energy Assets
                        Fund, Limited Partnership, First Reserve
                        Fund V, Limited Partnership, First
                        Reserve Fund V-2, Limited Partnership,
                        First Reserve Fund VI, Limited
                        Partnership, Gerald G. Reuhl, Owen Kratz
                        and S. James Nelson.
           5.1       -- Opinion of Andrew C. Becher.
          10.1       -- Purchase Agreement dated April 11, 1997
                        by and between Coflexip and the Company
                        incorporated by reference to Exhibit
                        10.1 to the Form S-1 the Registration
                        Statement filed by the Registrant (Reg.
                        No. 333-26357).
          10.2       -- Business Cooperation Agreement dated
                        April 11, 1997 by and between Coflexip
                        and the Company incorporated by
                        reference to Exhibit 10.2 to the Form
                        S-1 the Registration Statement filed by
                        the Registrant (Reg. No. 333-26357).
          10.3       -- 1995 Long Term Incentive Plan, as
                        amended incorporated by reference to
                        Exhibit 10.3 to the Form S-1 the
                        Registration Statement filed by the
                        Registrant (Reg. No. 333-26357).
          10.4       -- Employment Agreement between Gerald G.
                        Reuhl and the Company incorporated by
                        reference to Exhibit 10.4 to the Form
                        S-1 the Registration Statement filed by
                        the Registrant (Reg. No. 333-26357).
          10.5       -- Employment Agreement between Owen Kratz
                        and the Company incorporated by
                        reference to Exhibit 10.5 to the Form
                        S-1 the Registration Statement filed by
                        the Registrant (Reg. No. 333-26357).
          10.6       -- Employment Agreement between S. James
                        Nelson and the Company incorporated by
                        reference to Exhibit 10.6 to the Form
                        S-1 the Registration Statement filed by
                        the Registrant (Reg. No. 333-26357).
          10.7(1)    -- Employment Agreement between Louis L.
                        Tapscott and the Company.
          10.8       -- 1997 Annual Incentive Compensation
                        Program incorporated by reference to
                        Exhibit 10.7 to the Form S-1
                        Registration Statement filed by
                        Registrant (Reg. No. 333-26357).
          21         -- Subsidiaries of the Registrant. The
                        Company has two subsidiaries, Energy
                        Resource Technologies, Inc., a Delaware
                        corporation, and Cal Dive Offshore,
                        Ltd., a Cayman Islands corporation.
          23.1(1)    -- Consent of Arthur Andersen LLP.
          23.2       -- Consent of Andrew C. Becher (included in
                        Exhibit 5.1).
          23.3(1)    -- Consent of Miller & Lents, Ltd.
          24(1)      -- Power of Attorney.

------------

(1)  Previously filed.

(B)  FINANCIAL STATEMENT SCHEDULE

None

17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1993, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indenmification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b)  The undersigned registrant hereby undertakes that:

          (i) For purposes of determining liability under the Securities Act of 1993, the information omitted from the form of prospectus filed as part of a registration statement filed pursuant to Rule 430A and contained in the form of a prospectus filed by the registrant pursuant to Rule 424(b)(1) or Rule 497(h) under the Securities Act of 1933 shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (ii) For the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initital bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-1 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MAY 21, 1998.

                                          CAL DIVE INTERNATIONAL, INC.
                                          By:    /s/  ANDREW C. BECHER
                                                 -------------------------------
                                                      ANDREW C. BECHER
                                                    SENIOR VICE PRESIDENT
                                                     AND GENERAL COUNSEL

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MAY 21, 1998.

                      SIGNATURE                                       TITLE
-------------------------------------------------------------------------------------------
                          *                           Chairman of the Board
            -----------------------------
                   GERALD G. REUHL
                          *                           President, Chief Executive Officer,
            -----------------------------             Chief Operating Officer and Director
                      OWEN KRATZ                      (principal executive officer)

                          *                           Executive Vice President, Chief
            -----------------------------             Financial Officer and Director
                   S. JAMES NELSON                    (principal financial and accounting
                                                      officer)
                          *                           Director
            -----------------------------
                 WILLIAM E. MACAULAY
                          *                           Director

            -----------------------------
                   GORDON F. AHALT
                          *                           Director

            -----------------------------
                   DAVID H. KENNEDY
                          *                           Director

            -----------------------------
                    GERALD M. HAGE
                          *                           Director

            -----------------------------
                   THOMAS M. EHRET
                          *                           Director

            -----------------------------
                   JEAN-BERNARD FAY
                          *                           Director

            -----------------------------
                    KENNETH HULLS

               *By: /s/ANDREW C. BECHER
            -----------------------------
                   ANDREW C. BECHER
                   ATTORNEY-IN-FACT


                                      II-5

                              INDEX  TO  EXHIBITS

        EXHIBIT
         NUMBER                                                        DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------------------
           1.1(1)    --   Form of Underwriting Agreement
           3.1       --   Amended and Restated Articles of Incorporation of Registrant, incorporated by reference to Exhibits
                          3.1 to the Form S-1 Registration Statement filed by the Registrant (Reg. No. 333-26357).
           3.2       --   Bylaws of Registrant, incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement
                          filed by the Registrant (Reg. No. 333-26357).
           4.1       --   Amended and Restated Loan and Security Agreement by and among the Company, ERT and Fleet Capital
                          Corporation (f/n/a Shawmut Capital Corporation) dated as of May 23, 1995 incorporated by reference to
                          Exhibit 4.1 to the Form S-1 Registration Statement filed by the Registrant (Reg. No. 333-26357).
           4.2       --   Amendment No. 5 to Loan incorporated by reference to Exhibit 4.2 to the Form S-1 Registration
                          Statement filed by the Registrant (Reg. No. 333-26357).
           4.3       --   Form of Common Stock certificate, incorporated by reference to Exhibit 4.1 to the Form S-1
                          Registration Statement filed by the Registrant (Reg. No. 333-26357).
           4.4       --   Shareholders Agreement by and among the Company, First Reserve Secured Energy Asset Fund, First
                          Reserve Fund V, First Reserve Fund V-2, First Reserve Fund (collectively the "Selling
                          Shareholders"), Messrs. Reuhl, Kratz, Nelson and other shareholders of the Company incorporated by reference to Exhibit 4.4 to the Form S-1 Registration Statement filed by the Registrant (Reg. No.
                          333-26357).
           4.5       --   Registration Rights Agreement by and between the Company, the Selling Shareholders, Messrs. Reuhl,
                          Kratz, Nelson and other shareholders of the Company incorporated by reference to Exhibit 4.5 to the
                          Form S-1 Registration Statement filed by the Registrant (Reg. No. 333-26357).
           4.6       --   Registration Rights Agreement by and between the Company and Coflexip incorporated by reference to
                          Exhibit 4.6 to the Form S-1 Registration Statement filed by the Registrant (Reg. No. 333-26357).
           4.7       --   First Amended and Restated 1995 Registration Rights Agreement dated as of April 11, 1997, among the
                          Company, First Reserve Secured Energy Assets Fund, Limited Partnership, First Reserve Fund V, Limited
                          Partnership, First Reserve Fund V-2, Limited Partnership, First Reserve Fund VI, Limited Partnership,
                          Gerald G. Reuhl, Owen Kratz and S. James Nelson.
           5.1       --   Opinion of Andrew C. Becher.
          10.1       --   Purchase Agreement dated April 11, 1997 by and between Coflexip and the Company incorporated by reference to Exhibit 10.1 to the Form S-1 the Registration Statement filed by the Registrant (Reg. No.
                          333-26357).
          10.2       --   Business Cooperation Agreement dated April 11, 1997 by and between Coflexip and the Company incorporated by reference to Exhibit 10.2 to the Form S-1 the Registration Statement filed by the
                          Registrant (Reg. No. 333-26357).
          10.3       --   1995 Long Term Incentive Plan, as amended incorporated by reference to Exhibit 10.3 to the Form S-1 the Registration Statement filed by the Registrant (Reg. No. 333-26357).
          10.4       --   Employment Agreement between Gerald G. Reuhl and the Company incorporated by reference to Exhibit 10.4 to the Form S-1 the Registration Statement filed by the Registrant (Reg. No. 333-26357).
          10.5       --   Employment Agreement between Owen Kratz and the Company incorporated by reference to Exhibit 10.5 to the Form S-1 the Registration Statement filed by the Registrant (Reg. No. 333-26357).
          10.6       --   Employment Agreement between S. James Nelson and the Company incorporated by reference to Exhibit 10.6 to the Form S-1 the Registration Statement filed by the Registrant (Reg. No. 333-26357).

                        INDEX  TO  EXHIBITS -- CONTINUED

        EXHIBIT
         NUMBER                                                        DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------------------
          10.7(1)    --   Employment Agreement between Louis L. Tapscott and the Company.
          10.8       --   1997 Annual Incentive Compensation Program incorporated by reference to Exhibit 10.7 to the Form S-1
                          Registration Statement filed by Registrant (Reg. No. 333-26357).
          21         --   Subsidiaries of the Registrant. The Company has two subsidiaries, Energy Resource Technologies, Inc., a Delaware corporation, and Cal Dive Offshore, Ltd., a Cayman Islands corporation.
          23.1(1)    --   Consent of Arthur Andersen LLP.
          23.2       --   Consent of Andrew C. Becher (included in Exhibit 5.1).
          23.3(1)    --   Consent of Miller & Lents, Ltd.
          24(1)      --   Power of Attorney.

------------

(1)  Previously filed.